NEWS

Terri MacInnis, Dir. of Investor Relations
Bibicoff & Associates, Inc. 818.379.8500
terrimac@pacbell.net

SCOLR, INC. ANNOUNCES APPOINTMENTS TO ITS BOARD OF DIRECTORS

Registration Statement Declared Effective By SEC –
Notes To Be Converted To Common Stock

REDMOND, WA., NOV. 12 — SCOLR, Inc. (OTC BB: SCLL) announced today that Dr. Reza Fassihi and Robert C. Schroeder have been appointed to its Board of Directors. The Company also announced that Daniel B. Ward has retired from the Board, having served since 1983.

     Dr. Fassihi is the co-inventor and patent holder of SCOLR’s portfolio of CDTTM technology for the self-correcting controlled release of solid oral medications. He is currently Professor of Biopharmaceutics and Industrial Pharmacy, Temple University, School of Pharmacy. Fassihi joined Temple University in 1992 where he has served as professor, director of graduate programs, has chaired various committees and is Co-Chair of PPF (Philadelphia Pharmaceutical Forum).

     Fassihi was awarded a gold medal for his research work at Brighton University in England in 1978, where he received his Ph.D. He was assistant professor at the University of Iran, postdoctoral fellow at Brighton University, a Senior Scientist at Welsh School of Pharmacy, Senior Lecturer at Rhodes University in South Africa and Professor and Head of Department, School of Pharmacy, University of Witwatersrand in Johannesburg, where he was awarded with gold medals by both the Academy of Pharmaceutical Sciences of South Africa and the Society of Cosmetic Chemists.

     The breadth of Fassihi’s accomplishments is vast. He is holder of one single and five joint patents, he has been an invited speaker and/or presenter at various national and international scientific meetings, seminars and workshops. He holds notable academic qualifications, has extensive research and administrative experience and is a member of numerous societies, including the Controlled Release Society, American Association of Pharmaceutical Scientists, Institute of Physical Sciences in Medicine, Hospital Physicist Association, and the American Association of Colleges of Pharmacy.

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     Fassihi has published more than 100 peer-reviewed professional papers on topics related to design, development, evaluation, optimization and scale up operations of dosage forms, has numerous chapters in books and is credited with more than 300 abstracts. Currently he has ongoing projects in collaboration with various pharmaceutical laboratories working toward the development of novel and matrix-based modified delivery systems for all drug classes, targeting the upper and lower GI tract for achieving optimum therapeutic response. He acts as a consultant to a number of pharmaceutical and nutritional manufacturers, government agencies, and has served as an expert witness on issues related to pharmaceutical products.

     Schroeder, who is Vice President, Investment Banking of Taglich Brothers, Inc., brings more than 10 years’ investment analysis and capital raising experience to the seven-person SCLL Board. Schroeder currently specializes in advisory services and capital raising for small, publicly traded companies. Since joining Taglich Brothers (a NASD broker-dealer focused on public and private micro cap companies) in 1993, Schroeder has performed securities analysis involving many companies across a wide range of industries. Prior to that, Schroeder served in various positions in the brokerage and public accounting industry. Taglich Brothers acted as placement agent for the Company’s issuance of $5.3 million of convertible notes in June.

     Schroeder also serves on the Board of Directors of Telenetics, Inc. (OTCBB: TLNT) and is a member of its audit committee. He is a Chartered Financial Analyst and a member of the Association for Investment Management and Research and a member of the New York Society of Security Analysts. He earned his Bachelor of Science degree in Accounting and Economics from New York University.

     Daniel O. Wilds, President and CEO of SCOLR, said that, “We welcome both Reza and Rob to our Board. Their insights and respective areas of expertise will be valuable assets to SCOLR as we build our drug delivery business and continue our progress to develop OTC and pharmaceutical applications for our patented CDTTM technologies.”

     SCOLR also announced that the Securities and Exchange Commission (SEC) has declared effective the resale registration statement on Form S-2 that the Company originally filed with the SEC on August 13, 2003. SCOLR filed and requested the effectiveness of the registration statement

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SCLL ANNOUNCES BOARD APPOINTMENTS	PAGE THREE

to satisfy its obligations under the terms of certain private placement transactions SCOLR entered into between February 2002 and June 2003. The registration statement covers the resale of up to 9,450,660 shares of common stock.

     The resale registration statement, while effective, allows selling stockholders to publicly resell shares of common stock issued in these private placements, or issuable upon conversion of notes or exercise of warrants, subject to certain limitations and the satisfaction by selling stockholders of the prospectus delivery requirements of the Securities Act of 1933, as amended.

     SCOLR also announced that the Company has called for the automatic conversion to common stock of all $5.3 million of its 6.0% convertible notes due June 25, 2006. The Company has set December 15, 2003 as the conversion date. The terms of the notes allow the Company to convert the notes to shares of common stock, provided that an effective registration statement covering the resale of such shares is on file with the SEC, and further provided that the average of the closing bid price per share of the Company’s common stock during 20 of 30 consecutive trading days is at least $2.10. A total of 5,047,559 shares will be issued upon conversion of the convertible notes. Note holders will be sent a letter with conversion instructions.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities of the Company in any state in which such offer, solicitation or sale would be unlawful. Furthermore, any sales of the securities must be made pursuant to the terms of the prospectus.

     Based in Redmond, Washington, SCOLR, Inc. is a biopharmaceutical company leveraging specialized knowledge, proprietary and patented products and technologies, such as the patented CDTTM Controlled Delivery Technology platform, to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. SCOLR currently operates in two business segments – drug delivery and nutraceuticals. Its CDTTM drug delivery platform provides distinctive products with tangible benefits for the consumer and competitive commercial advantages for licensees. Partnerships with pharmaceutical, OTC and natural products industry companies will enable SCOLR to co-develop new products and to add value and protection to existing product franchises. For more information on SCOLR, please call 1.800.548.3222 or visit http://www.SCOLR.com/.

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SCLL ANNOUNCES BOARD APPOINTMENTS	PAGE FOUR

     Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company’s ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the Company’s product development partners, the ability of the Company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.

11/12/03

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